                                   EXHIBIT 3.1

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                             DIVISION OF
                                                            CORPORATIONS
                                                      FILED 04:30 PM 10/27/1992
                                                         732301033 - 2314007


                          CERTIFICATE OF INCORPORATION
                                       OF
                        EARTHCRETE CONTAINER CORPORATION

                                     * * * *

     1.   The name of the corporation is:
          EarthCrete Container Corporation.

     2. The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to manufacture, make, use, develop, market and sell, either directly or indirectly or through licensees, and other wise deal in all manner of disposable or reusable food and beverage containers, plates, trays, packaging materials, cutlery, straws and similar products within the United States of America or anywhere in the world; and to have and exercise any and all the powers now or hereafter conferred by the laws of the State of Delaware upon corporations organized pursuant to the laws of the State of Delaware and any and all acts amendatory thereof and supplementary thereto and to engage in any other lawful activities.

     4. The total number of shares of stock which the corporation shall have authority to issue is one million (1,000,000) and the par value of each of such shares is One Cent ($.01) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

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     5.   The name and mailing address of each incorporator is as follows:


               NAME                MAILING ADDRESS

M. C. Kinnamon                 Corporation Trust Center
                               1209 Orange Street
                               Wilmington, DE  19801

J. L. Austin                   Corporation Trust Center
                               1209 Orange Street
                               Wilmington, DE  19801

A. S. Wright                   Corporation Trust Center
                               1209 Orange Street
                               Wilmington, DE  19801

     6.   The corporation is to have perpetual existence.

     7. The names and post-office addresses of the directors of the first board of directors, who shall act in such capacity until the first meeting of the shareholders of the corporation or until a successor is elected and qualified, are as follows:

               NAME                POST-OFFICE ADDRESS

     Essam Khashoggi               800 Miramonte Drive
                                   Santa Barbara,  CA  93109

     Layla Khashoggi               800 Miramonte Drive
                                   Santa Barbara,  CA  93109

     Simon K. Hodson               800 Miramonte Drive
                                   Santa Barbara,  CA  93109

     Adelle M. Demko               800 Miramonte Drive
                                   Santa Barbara,  CA  93109

     John Daoud                    800 Miramonte Drive
                                   Santa Barbara,  CA  93109

     8. The names of the first officers of the corporation, who shall act in such capacity until the first meeting of the

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shareholders of the corporation or until a successor is elected and qualified, are as follows:

               Chairman of the Board       Essam Khashoggi

               Vice Chairman of the        Simon K. Hodson
               Board

               President                   Adelle M. Demko

               Secretary                   Howard J. Marsh

     9. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     10. Elections of directors need not be by written ballot unless the by-laws or the corporation shall so provide.

     11. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     12. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

     13. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith


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or which involve intentional misconduct or a knowing violation of law, (iii)
under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     14. This Certificate of Incorporation shall be effective as of November 1, 1992.

     We, the undersigned, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 27th day of October, 1992.


                                           /s/ M. C. Kinnamon
                                           --------------------------------
                                               M. C. Kinnamon


                                           /s/ J. L. Austin
                                           --------------------------------
                                               J. L. Austin


                                           /s/ A. S. Wright
                                           --------------------------------
                                               A. S. Wright


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                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 05/27/1993
                                                        931485295 - 2314007

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                    * * * * *

          EARTHCRETE CONTAINER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of EarthCrete Container Corporation be amended by changing the first paragraph or Article thereof so that, as amended, said paragraph or Article shall be and read as follows:

               "1.  The name of the corporation is:
                    EarthShell Container Corporation."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


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          IN WITNESS WHEREOF, said EarthCrete Container Corporation has caused this certificate to be signed by Adelle M. Demko, its President, and attested by Howard J. Marsh, its Secretary, this 24th day of May, 1993.

                                           EARTHCRETE CONTAINER CORPORATION

                                           By /s/ Adelle M. Demko
                                             --------------------------------
                                              Adelle M. Demko, President



ATTEST:

By /s/ Howard J. Marsh
  --------------------------
  Howard J. Marsh, Secretary


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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/13/1993
  713256018 - 2314007

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                              --------------------


          EarthShell Container Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST:   That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution setting forth and declaring a proposed amendment to the Certificate of Incorporation of the Corporation to be advisable and calling for consideration thereof by the sole stockholder of the Corporation. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Paragraph 4 thereof so that, as amended, said Paragraph shall be and read as follows:

          "4. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of all classes of stock that the Corporation shall have authority to issue is One Million One Hundred Thousand (1,100,000) shares, consisting of One Million (1,000,000) shares of Common Stock, par value $.01 per share, and One Hundred Thousand (100,000) shares of Preferred Stock, par value $.01 per share.

                    (a) Effective as of the close of business on the date on which this Certificate of Amendment of Certificate of Incorporation shall have been filed, every share of Common Stock outstanding prior to such effective date shall be deemed to be converted into and reconstituted as Sixty-Three One Hundredths (.63) of a share of Common Stock (the "Reverse Split").


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                    (b)  No fractional shares of Common Stock may be
          issued as a result of the Reverse Split. In lieu thereof, the Corporation shall pay, in cash, the fair market value of any fractional shares.

                    (c) COMMON STOCK. All shares of Common Stock shall be of one class without series and shall be denominated "Common Stock."

                    (d) PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law. The Board is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board or the percentage of members, if any, of the Board each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

                    (e) DISTRIBUTIONS UPON LIQUIDATION. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount


                                        2

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for each share of such series of Preferred Stock equal to the amount fixed and determined by the Board in the resolution or resolutions creating such series and providing for the issuance of such shares, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of shares of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of shares of Common Stock. If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders of Preferred Stock in proportion to the respective total amounts which they shall be entitled to receive as provided in this Paragraph 4."

          SECOND: That thereafter, the sole stockholder of the corporation considered and voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.


                                        3

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          IN WITNESS WHEREOF, this Certificate of Amendment was duly executed this 13th day of September, 1993.

                                           EARTHSHELL CONTAINER CORPORATION

                                           BY: /s/ Mark A. Koob
                                              -----------------------------
                                              Mark A. Koob, President


ATTEST: /s/ Howard J. Marsh
       ---------------------------
       Howard J. Marsh, Secretary


                                        4